EXHIBIT (a)(iii)
Letter of Transmittal to Tender American Depositary Shares (ADSs)
THE U.S. OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 4, 2022, UNLESS THE U.S. OFFER IS EXTENDED OR EARLIER TERMINATED.
If you hold ADSs through a broker, dealer, commercial bank, trust company, nominee or other securities intermediary in The Depositary Trust Company (“DTC”) system, you should promptly contact your broker or other securities intermediary and request that the securities intermediary tender your ADSs on your behalf through DTC. In order for a book-entry transfer to constitute valid tender of your ADSs into the U.S. Offer, the ADSs must be tendered by your securities intermediary PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 4, 2022 (“Expiration Date”). Further, before 5:00 P.M., New York City time, on the Expiration Date, the Tender Agent must receive (i) a confirmation of such tender of your ADSs and (ii) an Agent’s Message.
Please be sure to carefully read this ADS Letter of Transmittal (this “ADS Letter of Transmittal”) and the accompanying instructions, together with the U.S. Offer to Purchase, dated October 6, 2022 (the “U.S. Offer to Purchase”).
This Letter of Transmittal is to be used by shareholders if the ADSs are to be forwarded herewith or if ADSs are held in book-entry form on the records of the Depositary.
Holders of ADSs whose certificates for such ADSs (the “ADS Certificates”) are not immediately available, or who cannot complete the procedure for book-entry transfer on a timely basis, or who cannot deliver all other required documents to the Tender Agent prior to the Expiration Date (as defined in the U.S. Offer to Purchase), must tender their ADSs according to the guaranteed delivery procedure set forth in “The U.S. Offer — Guaranteed Delivery” of the U.S. Offer to Purchase.
In order to participate in the U.S. Offer you must indicate below if you wish to tender all or some of your ADSs. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the U.S. Offer to Purchase.
Citibank, N.A. (the “Tender Agent”) has been advised of an U.S. Offer to Purchase your ADSs for cash. Edificio del Noroeste, S.A. de C.V., a private corporation (sociedad anónima de capital variable) organized under the laws of the United Mexican States (“Purchaser”) and owned and controlled by the members of the Robinson Bours Family, is making an all cash tender offer to purchase (the “U.S. Offer”), any and all issued and outstanding (i) Series B shares, without par value (the “Series B Shares”) of Industrias Bachoco, S.A.B. de C.V., a publicly-held corporation (sociedad anónima bursátil de capital variable) organized under the laws of Mexico (the “Company”), held by U.S. holders (within the meaning of Rule 14d-1(d) under the U.S. Securities Exchange Act of 1934, as amended, which defines a U.S. holder as “any security holder resident in the United States”) and (ii) American Depositary Shares (each of which represents twelve Series B Shares) of the Company (the “ADSs,” and together with the Series B Shares, the “Shares”) from all holders, wherever located, in each case other than any Series B Shares or ADSs owned directly or indirectly by the Robinson Bours Family and/or its affiliates, for Ps.81.66 in cash per Series B Share and Ps. 979.92 in cash per ADS (together, the “U.S. Offer Price”), without interest and less (i) any applicable brokerage fees and commissions, (ii) any applicable foreign exchange conversion expenses with respect to the conversion of Mexican pesos to U.S. dollars, and (iii) applicable withholding taxes, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase, and in this ADS Letter of Transmittal, as applicable. The ADS were issued under a facility created pursuant to the deposit agreement (the “Deposit Agreement”), by and among the Company, The Bank of New York Mellon (the “Depositary”), and all holders from time to time of American depositary receipts evidencing ADSs (“ADRs”) issued thereunder. The U.S. Offer Price for the ADSs accepted for payment pursuant to the U.S. Offer will be paid to holders of ADSs in U.S. dollars and will be distributed, less the amount of any fees, expenses and withholding taxes that may be applicable (including expenses related to the foreign exchange conversion), to such holders. Purchaser has appointed Banco Nacional de México, S.A., integrante del Grupo Financiero Banamex to effect the conversion of the amounts payable to holders of ADSs pursuant to the U.S. Offer from Mexican pesos into U.S. dollars (as described in the U.S. Offer to Purchase). In addition, Purchaser is making a concurrent all cash tender offer directed to holders of Series B Shares, but not holders of ADSs (the “Mexican Offer”). Non-U.S. holders will not be permitted to tender their Series B Shares in the U.S. Offer. ADSs (whether or not held by U.S. holders) may only be tendered in the U.S. Offer. The price offered for Series B Shares in the Mexican Offer is the same on a per Series B Share basis as the U.S. Offer Price, payable in Mexican pesos under the terms described in the offering documents relating to the Mexican Offer.
ACCOUNT #	CERT SHARES	BOOK SHARES	TOTAL SHARES	SSUE #
FOR OFFICE USE ONLY Approved	W-9 Completed
Box 1 — DESCRIPTION OF ADSs TENDERED

Account Registration (Please Fill in, if blank) Please make any address correction below	ADS Certificate(s) Tendered (Please attach additional signed list, if necessary)
□ indicates permanent address change	Certificate Number(s) and/or indicate Book- Entry	Total Number of Shares Represented by Certificate(s)	Number of Shares Tendered(1)(2)

Total Shares Tendered

(1)
If shares are held in Book-Entry form, you must indicate the number of shares you are tendering. Otherwise, all Shares represented by Book-Entry delivered to the Depositary Agent will be deemed to have been tendered. By signing and submitting this Letter of Transmittal you warrant that these ADSs will not be sold, including through limit order request, unless properly withdrawn from the Offer. See Instruction 4.

(2)
If you wish to tender fewer than all ADSs represented by any certificate listed above, please indicate in this column the number of shares you wish to tender. Otherwise, all ADSs represented by ADS Certificates delivered to the Tender Agent will be deemed to have been tendered.

(3)
If your Share Certificate(s) have been lost or mutilated. See Instruction 4.

The names and addresses of the registered holders of the tendered ADSs should be printed, if not already printed above, exactly as they appear on the ADS Certificates (as defined below) tendered hereby.

Box 2
IMPORTANT ADS HOLDER: SIGN HERE
(Signature(s) of Owner(s))
Name(s)

Capacity (Full Title) (See Instructions)
Address

(Include Zip Code)

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on ADS certificate(s) or on a security position listing or by the person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title)
GUARANTEE OF SIGNATURE(S) (If required — See Instructions 1)
APPLY MEDALLION GUARANTEE STAMP BELOW

Box 3 — SPECIAL PAYMENT INSTRUCTIONS
(See Instruction 2)
To be completed ONLY if the check for payment is to be issued in the name of someone other than the registered holder.
Issue To:
Name (Please Print)
Address (Include Zip Code)
(recipient must complete the enclosed form w-9 (or appropriate internal revenue service form w-8, as applicable))
Box 4 — SPECIAL DELIVERY INSTRUCTIONS
(See Instruction 3)
To be completed ONLY if the check is to be sent to someone other than the undersigned or to the undersigned at an address other than that shown under “Description of ADSs Tendered.”
Mail To:
Name (Please Print)
Address (Include Zip Code)

Instructions for Completing this ADS Letter of Transmittal and tendering your ADSs
Delivery of ADS Letter of Transmittal:   This ADS Letter of Transmittal should be mailed or delivered to the Tender Agent for the U.S. Offer. The method of delivery to the Tender Agent at one of the addresses listed below is at the option and sole risk of the tendering shareholder, and delivery will be considered made only when the Tender Agent actually received the ADS Letter of Transmittal and all other required documents (including, in the case of a book-entry transfer, receipt of an Agent’s Message). Overnight courier is recommended. If delivery is by mail, registered mail with return receipt requested, properly insured, is encouraged and strongly recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date.
Authorization and Registration:   The signer(s) will, upon request, execute and deliver any additional documents reasonably deemed by the Tender Agent to be appropriate or necessary to complete the tender. The signer(s) hereby irrevocably appoints the Tender Agent to effect the tender. All authority conferred or agreed to be conferred in this form shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the signer(s) and shall not be affected by, and shall survive, the death and incapacity of the signer(s). The signer(s) understands that tender will not be deemed to have been made in acceptable form until receipt by the Tender Agent of this ADS Letter of Transmittal or a facsimile hereof, duly completed and manually signed and all accompanying evidence of authority. The signer(s) agrees that all questions as to validity, form and eligibility of any tender of ADSs hereunder will be determined by Purchaser and that such determination will be final and binding. The signer(s) acknowledges that until Purchaser accepts the tendered ADSs, the signer(s) will not receive any cash in exchange for the ADSs. The signer(s) further agrees that no interest will accrue on the cash payment.
U.S. Federal Backup Withholding.   Under U.S. federal income tax law, the Tender Agent or other payors may be required to withhold 24% of the amount of any payment made to certain shareholders (or other payees) pursuant to the Offer, as applicable. To avoid backup withholding, each tendering shareholder (or other payee) that is a United States person for U.S. federal income tax purposes and that does not otherwise establish an exemption from backup withholding should complete and return the Internal Revenue Service (“IRS”) Form W-9.
Certain shareholders and other payees (including, among others, corporations, non-resident alien individuals and non-U.S. entities) are not subject to these backup withholding and reporting requirements. Exempt United States persons should indicate their exempt status on IRS Form W-9. A tendering shareholder (or other payee) who is a non-resident alien individual or a non-U.S. entity may be required to provide the appropriate IRS Form W-8. Tendering shareholders (or other payees) should consult their tax advisors as to any qualification for exemption from backup withholding, and the procedure for obtaining the exemption.
NOTE: FAILURE TO COMPLETE AND RETURN THE INTERNAL REVENUE SERVICE FORM W-9 (OR APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8, AS APPLICABLE) MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER.
If you or someone acting on your behalf executes this Letter of Transmittal, you will be deemed to represent, warrant and agree with us, subject to and effective upon acceptance of your ADSs, that:
•
you sell, assign and transfer to, or upon the order of, Purchaser all right, title and interest in and to all the ADSs (and the Series B Shares represented thereby) tendered (and any and all other securities issued or issuable in respect thereof) and all dividends, distributions and rights declared, paid or distributed in respect of such ADSs (and the Series B Shares represented thereby) on or after the Acceptance Date;

•
you irrevocably appoint the Tender Agent your true and lawful agent and attorney-in-fact, with full knowledge that the Tender Agent is also acting as the agent of Purchaser in connection with the U.S. Offer, with respect to such ADSs (and the Series B Shares represented thereby), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest):

•
to have the ADRs delivered to the Tender Agent at DTC, together, in any such case, with all accompanying evidences of transfer and authenticity to the Tender Agent or upon the order of the Tender Agent, in each case acting upon the instructions of Purchaser; and

•
to receive all benefits and otherwise exercise all rights of beneficial ownership of such ADSs, the underlying Series B Shares (and all such other securities), all in accordance with the terms and conditions of the U.S. Offer.

•
you shall have no further rights with respect to the tendered ADSs (including the underlying Series B Shares), except that you shall have a right to receive from Purchaser the U.S. Offer Price in accordance with the terms and conditions of the U.S. Offer;

•
you have full power and authority to accept the U.S. Offer and to sell, assign and transfer the ADS (including the underlying Series B Shares and any and all other securities or rights issued or issuable in respect of the ADSs) and that when the ADSs are accepted for purchase by Purchaser, Purchaser will acquire good title thereto, free from all liens, charges, equities, encumbrances, and other interests and together with all rights now or hereinafter attaching thereto, including, without limitation, voting rights and the right to receive all amounts payable to a holder thereof in respect of distributions, if any, declared, made or paid after the Acceptance Date with respect to the ADSs in respect of which the U.S. Offer is accepted or deemed to be accepted;

•
you will, upon request, execute and deliver any additional documents deemed by the Tender Agent or Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the ADSs (including the underlying Series B Shares) tendered, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof;

•
all authority conferred or agreed to be conferred by you shall survive your death or incapacity, and your obligations shall be binding upon your heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns;

•
you acknowledge that you have received and read the Schedule TO and the Schedule 13E-3 filed relating to the U.S. Offer and its exhibits, including the U.S. Offer to Purchase and the accompanying ADS Letter of Transmittal and its instructions. A copy of the U.S. Offer to Purchase may be obtained at no cost by visiting the website of the SEC at www.sec.gov or by contacting the Information Agent at the telephone number provided herein. You agree to be bound by the terms of the U.S. Offer, as described in the U.S. Offer to Purchase and the ADS Letter of Transmittal, and that Purchaser may enforce the ADS Letter of Transmittal against you;

•
you understand and agree that (i) acceptance of ADSs by Purchaser for payment will constitute a binding agreement between you and Purchaser on the terms and subject to the conditions of the U.S. Offer and (ii) no interest will be paid on the U.S. Offer Price for the tendered ADSs;

•
you understand and agree that delivery of this ADS Letter of Transmittal, ADRs and any other required documents to the Tender Agent will be deemed (without any further action by the Tender Agent or tendering ADS holder) to constitute an acceptance of the U.S. Offer with respect to the Shares represented by the ADSs evidenced by such ADRs subject to the terms and the conditions set out in the Deposit Agreement; and

•
irrevocably acknowledge that (i) payment by Purchaser for the Shares represented by the undersigned’s ADSs shall constitute payment for such ADSs and (ii) none of the undersigned, the Tender Agent or any other person shall be entitled to receive any other consideration under the Offer in connection with the tender or delivery of such ADSs.

Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms of any such extension or amendment), and the satisfaction or waiver of all the Offer Conditions discussed in “The U.S. Offer — Section 11. Conditions to the U.S. Offer” of the Offer (if waivable), and subject to, and effective upon, acceptance for payment of the Shares represented by the ADSs evidenced by the ADRs tendered herewith, in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to or upon the order of Purchaser all right, title and interest in and to all Shares represented by the ADSs evidenced by the ADRs that are being tendered hereby and all dividends, distributions (including, without limitation, distributions of additional Shares or ADSs) and rights declared, paid or distributed in respect of such Shares or ADSs on or after the date hereof.
All authority deemed to be conferred or agreed to be conferred in this ADS Letter of Transmittal shall survive the death or incapacity of the holder and/or owner of ADSs tendered, and any obligation or duties of such holder and/or owner under this ADS Letter of Transmittal shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives of the undersigned. Except as stated in the U.S. Offer to Purchase, any tender is irrevocable.

INSTRUCTIONS FOR COMPLETING THE ADS LETTER OF TRANSMITTAL
1.
Sign and date this ADS Letter of Transmittal in Box 2. After completing all other applicable sections, return this ADS Letter of Transmittal and your original ADR certificates in the enclosed envelope to the Tender Agent. The method of delivery of any documents, including ADR certificates, is at the election and risk of the tendering ADS holder. If documents are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested.

All registered shareholders must sign as indicated in Box 2. If you are signing on behalf of a registered shareholder or entity your signature must include your legal capacity. Your guarantor (bank/broker) will require proof of your authority to act. Consult your guarantor for their specific requirements. You or your guarantor may access the securities transfer association (STA) recommended requirements on-line at WWW.STAI.ORG.
2.
If you want your check for cash to be issued in another name, fill in Box 3. Signature(s) in Box 2 must be guaranteed by a Medallion Guarantee (see The U.S. Offer — Section 3 — “Procedures for Tendering into the U.S. Offer”).

3.
Complete Box 4 only if your check for cash is to be delivered to a person other than the registered holder or to the registered holder at a different address.

4.
Mutilated, Lost, Stolen or Destroyed Certificates.   If any ADR certificate has been mutilated, lost, stolen or destroyed, the ADS holder should promptly call Bank of New York Mellon at The Bank of New York Mellon, Depositary Receipts Division, 240 Greenwich Street, 8th Floor, New York, New York 10286, telephone number: +1 (212) 815-2231 (toll free) or +1 (212) 815-2783, email address: drsettlements@bnymellon.com. The ADS holder will then be instructed by Bank of New York Mellon as to the steps that must be taken to replace the ADR certificate. This ADS Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.

5.
If you are in any doubt about the procedure for tendering ADSs into the U.S. Offer, please contact the Information Agent.

Do NOT send any ADRs evidencing ADSs, the ADS Letter of Transmittal or any related documents to Purchaser, the Information Agent or the ADR Depositary.
DELIVERY OF THE ADRs EVIDENCING ADSs, THE ADS LETTER OF TRANSMITTAL OR ANY OTHER REQUIRED DOCUMENTS TO PURCHASER, THE ADR DEPOSITARY OR THE
INFORMATION AGENT DOES NOT CONSTITUTE A VALID TENDER.
Return this completed and signed ADS Letter of Transmittal and any other required documents to Citibank, N.A., the Tender Agent, at one of the addresses below. Overnight courier is recommended.
The Tender Agent for the U.S. Offer (solely with respect to the ADSs) is:
Citibank, N.A.
By mail courier:
Citibank, N.A.
P.O. Box 219287
Kansas City, MO 64121-9287
Ref: Bachoco Tender
By overnight mail courier:
Citibank, N.A.
430 W 7th Street, Suite 219287
Kansas City, MO 64105-1407
Ref: Bachoco Tender

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE TENDER AGENT.
The Information Agent for the U.S. Offer is:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Holders May Call Toll-Free:
1 (877) 687-1871 (from the U.S. or Canada)
From outside the U.S. and Canada, please call:
+1 (412) 232-3651
Banks and Brokers May Call Collect:
(212) 750-5833
Email (for material requests only):
info@innisfreema.com
The Dealer Manager for the U.S. Offer is:
Citigroup

Form **W-9**
(Rev. October 2018)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

► Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give Form to the requester. Do not send to the IRS.

Print or type.
See **Specific Instructions** on page 3.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only **one** of the following seven boxes.

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) ► ______

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is **not** disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ►

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ______

Exemption from FATCA reporting code (if any) ______

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.) See instructions.

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN,* later.

Note: If the account is in more than one name, see the instructions for line 1. Also see *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here **Signature of U.S. person ►** **Date ►**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *www.irs.gov/FormW9.*

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, *later.*

Cat. No. 10231X Form **W-9** (Rev. 10-2018)

Form W-9 (Rev. 10-2018) Page 2

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See *What is FATCA reporting*, later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

• An individual who is a U.S. citizen or U.S. resident alien;

• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;

• An estate (other than a foreign estate); or

• A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States.

• In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;

• In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and

• In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the instructions for Part II for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code*, later, and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships*, earlier.

What is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code*, later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Form W-9 (Rev. 10-2018) Page 3

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; **do not** leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

a. **Individual.** Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. **Sole proprietor or single-member LLC.** Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or "doing business as" (DBA) name on line 2.

c. **Partnership, LLC that is not a single-member LLC, C corporation, or S corporation.** Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

d. **Other entities.** Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. **Disregarded entity.** For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, "Business name/disregarded entity name." If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3.

IF the entity/person on line 1 is a(n) . . .	THEN check the box for . . .
• Corporation	Corporation
• Individual • Sole proprietorship, or • Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes.	Individual/sole proprietor or single-member LLC
• LLC treated as a partnership for U.S. federal tax purposes, • LLC that has filed Form 8832 or 2553 to be taxed as a corporation, or • LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes.	Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation)
• Partnership	Partnership
• Trust/estate	Trust/estate

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

• Generally, individuals (including sole proprietors) are not exempt from backup withholding.

• Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

• Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

• Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

Form W-9 (Rev. 10-2018) Page 4

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note: See *What Name and Number To Give the Requester,* later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at *www.SSA.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/Businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. Go to *www.irs.gov/Forms* to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to *www.irs.gov/OrderForms* to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see *Exempt payee code,* earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

Form W-9 (Rev. 10-2018) Page 5

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account) other than an account maintained by an FFI	The actual owner of the account or, if combined funds, the first individual on the account[1]
3. Two or more U.S. persons (joint account maintained by an FFI)	Each holder of the account
4. Custodial account of a minor (Uniform Gift to Minors Act)	The minor[2]
5. a. The usual revocable savings trust (grantor is also trustee) b. So-called trust account that is not a legal or valid trust under state law	The grantor-trustee[1] The actual owner[1]
6. Sole proprietorship or disregarded entity owned by an individual	The owner[3]
7. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))	The grantor*

For this type of account:	Give name and EIN of:
8. Disregarded entity not owned by an individual	The owner
9. A valid trust, estate, or pension trust	Legal entity[4]
10. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
11. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
12. Partnership or multi-member LLC	The partnership
13. A broker or registered nominee	The broker or nominee
14. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
15. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name and you may also enter your business or DBA name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships*, earlier.

***Note:** The grantor also must provide a Form W-9 to trustee of trust.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records From Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Pub. 5027, Identity Theft Information for Taxpayers.

Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

Form W-9 (Rev. 10-2018) Page 6

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at *spam@uce.gov* or report them at *www.ftc.gov/complaint*. You can contact the FTC at *www.ftc.gov/idtheft* or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see *www.IdentityTheft.gov* and Pub. 5027.

Visit *www.irs.gov/IdentityTheft* to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.